Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ITRON, INC.

Adopted June 27, 2016

3.7.5	Delivery by Telegraph	8
3.7.6	Delivery by Email	8
3.7.7	Oral Notice	8
3.8	Waiver of Notice	8
3.8.1	In Writing	8
3.8.2	By Attendance	8
3.9	Quorum	9
3.10	Manner of Acting	9
3.11	Presumption of Assent	9
3.12	Action by Board or Committees Without a Meeting	9
3.13	Resignation	9
3.14	Removal	9
3.15	Vacancies	9
3.16	Executive and Other Committees	10
3.16.1	Creation of Committees	10
3.16.2	Authority of Committees	10
3.16.3	Quorum and Manner of Acting	10
3.16.4	Minutes of Meetings	10
3.16.5	Resignation	10
3.16.6	Removal	10
3.16.7	Audit/Finance Committee	10
3.16.8	Compensation Committee	11
3.16.9	Corporate Governance Committee	11
3.17	Compensation	11
SECTION 4. OFFICERS		11
4.1	Appointment and Term	11
4.2	Resignation	11
4.3	Removal	11
4.4	Contract Rights of Officers	11
4.5	Chairman of the Board and Vice Chairman of the Board	11
4.6	Chief Executive Officer	12
4.7	President	12
4.8	Vice Presidents	12
4.9	Secretary	12
4.10	Treasurer	12
4.11	Salaries	12
SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS		12
5.1	Contracts	12
5.2	Loans to the Corporation	12
5.3	Checks, Drafts, Etc.	13
5.4	Deposits	13
SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER		13
6.1	Issuance of Shares	13
6.2	Certificates for Shares	13
6.3	Issuance of Shares Without Certificates	13
6.4	Stock Records	13

6.5	Restriction on Transfer	13
6.6	Transfer of Shares	14
6.7	Lost or Destroyed Certificates	14
SECTION 7. BOOKS AND RECORDS		14
SECTION 8. ACCOUNTING YEAR		14
SECTION 9. SEAL		15
SECTION 10. INDEMNIFICATION		15
10.1	Right to Indemnification	15
10.2	Restrictions on Indemnification	15
10.3	Advancement of Expenses	15
10.4	Right of Indemnitee to Bring Suit	15
10.5	Procedures Exclusive	16
10.6	Nonexclusivity of Rights	16
10.7	Insurance, Contracts and Funding	16
10.8	Indemnification of Employees and Agents of the Corporation	16
10.9	Persons Serving Other Entities	16
SECTION 11. AMENDMENTS		16
SECTION 12. EXCLUSIVE FORUM		16

AMENDED AND RESTATED BYLAWS
OF
ITRON, INC.

SECTION 1. OFFICES
The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.
SECTION 2. SHAREHOLDERS

2.1	Annual Meeting
The annual meeting of shareholders shall be held at such place and time and on such date as determined by the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting.

2.2	Special Meetings
The Chairman of the Board, the Chief Executive Officer, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary, at least 20 business days prior to the date of such meeting, one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

2.3	Meetings by Communication Equipment
Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4	Date, Time and Place of Meeting
Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.

2.5	Notice to Shareholders
Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this Section 2.5.
2.5.1    Type of Notice
(a)    Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.
(b)    Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.
(1)    Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have (A) consented, in the form of a record, to receive electronically transmitted notices and (B) designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.
(2)    Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(3)    Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
2.5.2    Effectiveness of Notice
(a)    Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.
(b)    Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation.
(c)    Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.
(d)    Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.
(e)    Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(f)    Notice by Publication. Notice given by publication is effective five days after first publication.
2.5.3    Notice of Meetings
Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.3.1	Number of Days' Notice
(a)    Normal Business. Except as provided in Section 2.5.3.1(b), notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.
(b)    Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or (iv) the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

2.5.3.2	Adjourned Meetings
If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if this information is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.
2.5.4    Waiver of Notice

2.5.4.1	Waiver by Delivery of a Record
A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act before or after the date and time of the meeting that is the subject of the notice. The waiver must be (a) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (b) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.5.4.2	Waiver by Attendance
Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.5.4.3	Waiver of Objection
A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

2.6	Business for Shareholders' Meetings

2.6.1	Business at Annual Meetings
In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be brought (a) by or at the direction of the Board or (b) before the meeting by a shareholder pursuant to written notice thereof, in accordance with Section 2.6.3 hereof, and received by the Secretary not fewer than 90 or more than 120 days prior to the anniversary date of the prior year's annual meeting; provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the shareholder, in order to be considered timely, must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which the notice of the date of the annual meeting was made in accordance with Section 2.5. Any shareholder notice shall set forth (1) the name and address of the shareholder proposing such business; (2) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (4) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this Section 2.6.1. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (A) a proposal does not constitute proper business to be transacted at the meeting or (B) business was not properly brought before the meeting in accordance with the provisions of this Section 2.6.1; if, in either case, it is so determined, any such business not properly brought before the meeting shall not be transacted. In addition to the procedures set forth in this Section 2.6.1, shareholders desiring to include a proposal in the corporation's proxy statement must also comply with the requirements set forth in Rule 14a‑8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.6.2	Business at Special Meetings
At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.5 hereof, shall come before such meeting.

2.6.3	Notice to Corporation
Any written notice required to be delivered by a shareholder to the corporation pursuant to Section 2.5, 2.6.1 or 2.6.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices.

2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.7.1	Record Date for Meeting of Shareholders
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of a meeting, the Board may fix a future date as the record date for the determination. The record date shall be not less than 10 or more than 70 days prior to the date of the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. The determination of the record date shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7.2	Record Date to Receive Payment of Dividend or Distribution
For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for the dividend or distribution. The record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8	Voting Record
At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for inspection by any shareholder or any shareholder's agent.

2.9	Quorum
A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a quorum of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10	Manner of Acting

2.10.1	Matters Other Than the Election of Directors
If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by shares entitled to vote on the matter exceed the votes cast against the action by shares entitled to vote thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes or approval by separate voting groups.

2.10.2	Election of Directors
Directors shall be elected in the manner set forth in Section 2.13.

2.11	Proxies
A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.11.1	Written Authorization
Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.

2.11.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission
Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which he or she relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission, and the corporation shall retain copies of the transmission for a reasonable period of time after the election, provided that they are retained for at least 60 days.

2.11.3	Effectiveness of Appointment of Proxy
An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voice mail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

2.11.4	Revocability of Proxy
An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under RCW 23B.07.310. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.11.5	Death or Incapacity of Shareholder Appointing a Proxy
The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

2.11.6	Acceptance of Proxy's Vote or Action
Subject to RCW 23B.07.240 and to any express limitation on the proxy's authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

2.11.7	Meaning of Sign or Signature
For the purposes of this Section 2.11, "signing" or "signature" includes any manual, facsimile, conformed or electronic signature.

2.12	Voting of Shares
Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13	Voting for Directors
Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.
SECTION 3. BOARD OF DIRECTORS

3.1	General Powers
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2	Number and Tenure
The Board shall be composed of not less than three or more than fifteen directors, the specific number to be set by resolution of the Board or the shareholders, provided that, to be effective, any resolution of the shareholders establishing the specific number must be approved by the affirmative vote of at least two-thirds (2/3) of the outstanding shares entitled to vote on such resolution. The number of directors may be changed from time to time by amendment to these Bylaws, provided that, to be effective, any amendment by shareholders must be approved by the affirmative vote of at least two-thirds (2/3) of the outstanding shares entitled to vote on such resolution. A director's term shall be three years, and each director shall serve for the term for which he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office; provided, however, that a director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of directors. Directors need not be shareholders of the corporation or residents of the State of Washington.

3.3	Nomination and Election

3.3.1	Nomination
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors may be made (a) by or at the direction of the Corporate Governance Committee or the Board or (b) by any shareholder of record entitled to vote for the election of directors at such meeting; provided, however, that a shareholder may nominate persons for election as directors only if written notice (in accordance with Section 2.6.3 hereof) of such shareholder's intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 60 or more than 90 days prior to the date specified pursuant to Section 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made); and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the 7th business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder's notice shall set forth (1) the name and address of the shareholder who intends to make a nomination; (2) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) as to each person the shareholder proposes to nominate for election or reelection as a director, (i) the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board and (ii) a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names) pursuant to which the nomination is to be made; and (5) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board, or the chairman of a shareholders' meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this Section 3.3 for nominations for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.3.2	Election
Except as provided in Section 3.15, a nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Notwithstanding the foregoing, the directors shall be elected by a plurality of the votes cast (a "contested election") at any meeting of shareholders for which (i) the Secretary of the corporation receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 3.3.1, and (ii) such nomination has not been withdrawn by such shareholder on or prior to the time fixed in Section 3.3.1 for submitting nominations. A nominee for director in an election other than a contested election who does not receive the requisite votes for election but who was a director at the time of the election shall continue to serve as a director for a term that shall terminate on the date that is the earlier of (1) 90 days from the date on which the voting results of the election are certified, (2) the date on which an individual is selected by the Board to fill the office held by such director (which selection shall be deemed to constitute the filling of a vacancy by the Board, or (3) the date the director resigns.

3.4	Annual and Regular Meetings
An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board or any committee thereof may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.

3.5	Special Meetings
Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any two directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

3.6	Meetings by Communications Equipment
Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.7	Notice of Special Meetings
Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally. Neither the business to be transacted at any special meeting nor the purpose thereof needs to be specified in the notice of such meeting.

3.7.1	Personal Delivery
If notice is given by personal delivery, the notice shall be effective if delivered to a director at least two days before the meeting.

3.7.2	Delivery by Mail
If notice is delivered by mail, the notice shall be deemed effective if deposited into the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

3.7.3	Delivery by Private Carrier
If notice is given by private carrier, the notice shall be deemed effective when dispatched to a director, at his or her address shown on the records of the corporation, at least three days before the meeting.

3.7.4	Facsimile Notice
If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched to a director, at his or her telephone number or other number appearing on the records of the corporation, at least two days before the meeting.

3.7.5	Delivery by Telegraph
If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a director, at his or her address shown on the records of the corporation, at least three days before the meeting.

3.7.6	Delivery by Email
If notice is delivered by email, the notice shall be deemed effective upon electronic confirmation of receipt, such as by receipt by the sender of an electronic return receipt, at least three days before the meeting.

3.7.7	Oral Notice
If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the director at least two days before the meeting.

3.8	Waiver of Notice

3.8.1	In Writing
Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at any regular or special meeting of the Board or any committee designated by the Board nor the purpose thereof needs to be specified in the waiver of notice of such meeting.

3.8.2	By Attendance
A director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the director objects, at the beginning of the meeting or promptly upon his or her arrival, to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

3.9	Quorum
A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting, but, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.10	Manner of Acting
If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.11	Presumption of Assent
A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects, at the beginning of the meeting or promptly upon the director's arrival, to holding the meeting or transacting any business thereat; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.12	Action by Board or Committees Without a Meeting
Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of directors without a meeting is effective when the last director signs the consent unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13	Resignation
Any director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective unless otherwise specified in the notice of resignation.

3.14	Removal
At a meeting of shareholders called expressly for the purpose of removing one or more members of the Board, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the director or directors whose removal is sought if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

3.15	Vacancies
Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, by the Board or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Any vacant office held by a director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A director elected to fill a vacancy shall serve only until the next election of directors by the shareholders.

3.16	Executive and Other Committees

3.16.1	Creation of Committees
The Board, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.16.2	Authority of Committees
Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board; (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders; (c) fill vacancies on the Board or any committee thereof; (d) adopt, amend or repeal Bylaws; (e) amend the Articles of Incorporation pursuant to RCW 23B.10.020; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.16.3	Quorum and Manner of Acting
A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee, but, if less than a quorum are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken, the act of a majority of the members present shall be the act of the committee.

3.16.4	Minutes of Meetings
All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.5	Resignation
Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

3.16.6	Removal
The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.

3.16.7	Audit/Finance Committee
In addition to any committees appointed pursuant to this Section 3, there shall be an Audit/Finance Committee, appointed annually by the Board, consisting of at least three directors who are not members of management. The Audit/Finance Committee shall have the responsibilities set out in its charter and such other responsibilities as may from time to time be assigned to it by the Board. The Audit/Finance Committee shall meet at such times and places as the members deem advisable and shall make such recommendations to the Board as the members consider appropriate.

3.16.8	Compensation Committee
The Board may, in its discretion, designate a Compensation Committee consisting of not less than three directors as it may from time to time determine. The Compensation Committee shall have the responsibilities set out in its charter and such other responsibilities as may from time to time be assigned to it by the Board.

3.16.9	Corporate Governance Committee
The Board may, in its discretion, designate a Corporate Governance Committee consisting of not less than three directors as it may from time to time determine. The Corporate Governance Committee shall have the responsibilities set out in its charter and such other responsibilities as may from time to time be assigned to it by the Board.

3.17	Compensation
By Board resolution, directors and committee members may be paid (a) their expenses, if any, of attendance at each Board or committee meeting, (b) a fixed sum for attendance at each Board or committee meeting, (c) a stated salary as a director or a committee member, or (d) a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1	Appointment and Term
The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, whether designated as Executive Vice President, Senior Vice President or Vice President, who is in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the Chief Executive Officer may appoint such other officers and assistant officers to hold office for such period, to have such authority and to perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2	Resignation
Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective unless otherwise specified in the notice of resignation.

4.3	Removal
Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4	Contract Rights of Officers
The appointment of an officer does not itself create contract rights.

4.5	Chairman of the Board and Vice Chairman of the Board
If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time or as set forth in the Board's Corporate Governance Guiding Principles and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.
If appointed, the Vice Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time or as set forth in the Corporate Governance Guiding Principles.

4.6	Chief Executive Officer
If appointed, the Chief Executive Officer shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation

4.7	President
If appointed, the President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board and shall report to the Chief Executive Officer unless the same person holds both offices. In general, the President shall perform such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.8	Vice Presidents
Vice Presidents, Senior Vice Presidents and Executive Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by or at the direction of the Board.

4.9	Secretary
If appointed, the Secretary shall (a) be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records; and (b) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	Treasurer
If appointed, the Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.11	Salaries
The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.
SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts
The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2	Loans to the Corporation
No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4	Deposits
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares
No shares of the corporation shall be issued unless authorized by the Board or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2	Certificates for Shares
Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3	Issuance of Shares Without Certificates
Notwithstanding any other provisions herein, the Board may authorize the issuance of some or all of the shares of any or all of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information required on certificates by applicable Washington law.

6.4	Stock Records
The stock transfer books for registered shareholders shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.5	Restriction on Transfer
Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:
"The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, as amended, or any applicable state law."
If any securities of the corporation are issued pursuant to Regulation S ("Regulation S") of the Securities Act of 1933, as amended (the "1933 Act"), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.

6.6	Transfer of Shares
The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.7	Lost or Destroyed Certificates
In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.
SECTION 7. BOOKS AND RECORDS
The corporation shall:
(a)    Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.
(b)    Maintain appropriate accounting records.
(c)    Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.
(d)    Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
(e)    Keep a copy of the following records at its principal office:

1.	the Articles of Incorporation and all amendments thereto as currently in effect;

2.	the Bylaws and all amendments thereto as currently in effect;

3.	the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

4.	the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

5.	all written communications to shareholders generally within the past three years;

6.	a list of the names and business addresses of the current directors and officers; and

7.	the most recent annual report delivered to the Washington Secretary of State.
SECTION 8. ACCOUNTING YEAR
The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes or any other purpose, the accounting year shall be the year so selected.

SECTION 9. SEAL
The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.
SECTION 10. INDEMNIFICATION

10.1	Right to Indemnification
Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or that, being or having been such a director or officer or an employee of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 10.2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 10 shall be a contract right.

10.2	Restrictions on Indemnification
No indemnification shall be provided to any such indemnitee (a) for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, (b) for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for (c) any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled; or (d) if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

10.3	Advancement of Expenses
The right to indemnification conferred in this Section 10 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.3.

10.4	Right of Indemnitee to Bring Suit
If a claim under Section 10.1 or 10.3 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to also be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5	Procedures Exclusive
Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section 10 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6	Nonexclusivity of Rights
The right to indemnification and the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

10.7	Insurance, Contracts and Funding
The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.8	Indemnification of Employees and Agents of the Corporation
The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of directors and officers of the corporation; (b) pursuant to rights granted pursuant to or provided by, the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9	Persons Serving Other Entities
Any person who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the corporation and entitled to indemnification and advancement of expenses under Section 10.1 and 10.3.
SECTION 11. AMENDMENTS
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws; provided, however, that, to be effective, any amendment to change or eliminate a specified vote requirement of shareholders provided for in these Bylaws must be approved by the same vote as the specified vote requirement proposed to be amended.
SECTION 12. EXCLUSIVE FORUM
The Superior Court of Spokane County of the State of Washington shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation's shareholders; (c) any action asserting a claim against the corporation arising under or pursuant to, or based on, any provision of the Washington Business Corporation Act or the corporation's Articles of Incorporation or Bylaws; or (d) any action asserting a claim against the corporation governed by the internal affairs doctrine.

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on June 27, 2016.

/s/ MariLyn R. Hill
MariLyn R. Hill, Assistant Corporate Secretary